UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

LANDMARK LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-08755	77-0024129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Election of Directors

On August 10, 2007, the Board of Directors of Landmark Land Company, Inc. appointed Harold F. Zagunis as a Director of the company.  Mr. Zagunis, age 49, has served as a Vice President of Redwood Trust, Inc. since 1995.  From 2000 to 2006, Mr. Zagunis also served as Chief Financial Officer, Controller, Treasurer, and Secretary of Redwood Trust, Inc.  Prior to 1995, Mr. Zagunis was a Vice President of Landmark Land Company, Inc.  Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.  In addition to his appointment as a Director, he will also serve on the Audit Committee, Nominating Committee and Compensation Committee of the Board of Directors.

Item 9.01 - Financial Statements and Exhibits

(c)              Exhibits

99 – Press release issued by Landmark Land Company, Inc. on August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: August 13, 2007	By:	/s/ GERALD G. BARTON
Gerald G. Barton
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press release issued by Landmark Land Company, Inc. on August 13, 2007